SEC File No. 333-101167
                                                         -----------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO.  10
                                FORM SB-2/ A-10

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ABC REALTY CO.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 North Carolina
          STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                   6531                                56-2012361
         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                7507 Folger Road, Charlotte, North Carolina 28226
                                 (828) 625-2666
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  Duane Bennett
                7507 Folger Road, Charlotte, North Carolina 28226
                                 (828) 625-2666
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)



Title of         Amount of     Proposed         Proposed
Securities       Shares        Maximum          Maximum            Amount of
to be            to be         Offering         Aggregate          Registration
Registered       Registered    Price Per Share  Offering Price(1)  Fee
----------       ----------    ---------------  ----------------   ------------
$.001 par value
common stock     1,815,000(1)  $.25(2)          $453,750           $41.75
----------       ----------    ---------------  ----------------   ------------

TOTALS           1,815,000                      $453,750           $41.75



(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the Selling Security Holders and the resale of the shares that will be distributed as a dividend distribution to shareholders of Xenicent, Inc., a North Carolina corporation ("Xenicent"). The sale of the shares of the Selling Security Holders and the resale of the shares that are being distributed to the selling shareholders of Xenicent (the "Xenicent Selling Security Holders") are being registered pursuant to this Registration Statement. The registration fee for the shares of the Selling Security Holders and the registration fee for the shares of the Xenicent Selling Security Holders are both based upon a value of $.25.

(2) Our Selling Security Holders hold 815,000 of the shares, which we are registering. These shares will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. Xenicent, an affiliate of the Company, holds 1,000,000 shares, which will be distributed as a dividend distribution to the Xenicent Selling Security Holders on the basis of one share of our common stock for each eleven shares of Xenicent common stock. This spin-off of these shares is being registered pursuant to this Registration Statement. In addition, the resale of the shares of the Xenicent Selling Security Holders is also being registered hereunder. The shares of the Xenicent Selling Security Holders will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices.

The information in this prospectus is not complete and may be changed. The Selling Security Holders and the Xenicent Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                  SUBJECT TO COMPLETION, DATED JANUARY 13, 2004

                                 ABC REALTY CO.

                        1,815,000 shares of Common Stock

Our Selling Security Holders are offering 815,000 shares of our common stock for sale. In addition, Xenicent is distributing 1,000,000 shares of our common stock as a dividend distribution to the shareholders of Xenicent of record as of October 1, 2003 on the basis of one share of our common stock for each eleven shares of Xenicent common stock. Fractional shares will not be distributed. Finally, the Xenicent Selling Security Holders are offering 229,598 shares of our common stock for resale which they received in the dividend distribution.

To summarize, this offering is comprised of securities registered for sale by the Selling Security Holders, securities registered pursuant to a dividend distribution of 1,000,000 shares of our common stock to holders of Xenicent common stock, and securities registered for sale by the Xenicent Selling Security Holders.

Xenicent shareholders are not required to take any action to receive their shares of our common stock. No consideration need be paid by the holders of Xenicent shares for our shares. In addition, no fractional shares will be distributed.

No  market  currently  exists  for  our  common  stock.

The Selling Security Holders and the Xenicent Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our Selling Security Holders and the Xenicent Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is January 13, 2004

                                TABLE OF CONTENTS

Part I - Prospectus Information                                           Page

1.   Front Cover Page of Prospectus                                          1
2.   Inside Front and Outside Back Cover Pages of Prospectus                 2
3.   Summary Information                                                     6
     Risk Factors                                                            9

     - Our limited operating history and near absence of revenues makes evaluation of our business and prospects difficult.
     - Seasonal fluctuations in the residential real estate brokerage business adversely affect our revenues, cause cut backs in our operations and may impede future growth.
     -    We do not expect to pay dividends on our common stock.
     - If our common stock becomes tradable on the over-the-counter bulletin board, sales of our common stock by our principal shareholder could affect the level of public interest in our common stock as well as depress its price.
     - There is no trading market for our shares of common stock and you may be unable to sell your investment quickly or at all.
     - Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
     - We have substantial near-term capital needs; we may be unable to obtain the additional funding needed to enable us to operate profitably in the future.
     - Our principal stockholder controls our business affairs in which case there is a risk that you will have little or no participation in our business affairs.
     - If we lose the services of our President, our business may be impaired.
     - We do not have any plans to hire additional personnel for at least the next twelve months, which may cause substantial delays in our operations.
     - Our lack of an established brand name could negatively impact our ability to effectively compete in the real estate market.
     - Our operations are subject to possible conflicts of interest that may negatively impact upon your ability to make a profit from this investment.
     - We face intense competition, which puts us at a competitive disadvantage; if we are unable to overcome these competitive disadvantages we may never become profitable.
     - We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

4.   Use of Proceeds                                                        13
4

5.   Determination of Offering Price                                        13
6.   Dilution                                                               14
7.   Selling Security Holders and Xenicent Selling Security Holders         14
8.   Plan of Distribution                                                   19
9.   Legal Proceedings                                                      22
10.  Directors, Executive Officers, Promoters and Control Persons           22
11.  Security Ownership of Certain Beneficial Owners and Management         25
12.  Description of Securities                                              26
13.  Experts                                                                27
14.  Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities                                         27
15.  Transactions Within Last Five Years                                    28
16.  Description of Business                                                29
17.  Management's Discussion and Analysis                                   33
18.  Description of Property                                                39
19.  Information Concerning Xenicent                                        39
20.  Federal Income Tax Consequences of the Xenicent Distribution           41
21.  Certain Relationships and Related Transactions                         43
22.  Market for Common Equity and Related Stockholder Matters               44
23.  Executive Compensation                                                 47
24.  Financial Statements                                                   48
25.  Changes in and Disagreements with Accountants on Accounting
     and Financial Disclosure                                               62

ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

OUR COMPANY.

     We were incorporated in North Carolina on December 2, 1996 to engage in the business of real estate brokerage and real estate consulting. We are currently engaged and plan to continue in the real estate brokerage and real estate consulting business. Our executive offices are currently located at the residence of our President, Mr. Duane Bennett, at 7507 Folger Road, Charlotte, North Carolina 28226. Our telephone number is (828) 625-2666. We are authorized to issue common stock. Our total authorized common stock consists of 50,000,000, of which 13,815,000 shares are issued and outstanding. We are also authorized to issue up to 5,000,000 shares of preferred stock, of which none are issued and outstanding.

     Our company has a corporate affiliate, Xenicent, Inc., which owns 1,000,000 of the 13,815,000 issued and outstanding shares of our common stock, representing 7.2% of the total number of shares outstanding as of October 1, 2003. Mr. Duane Bennett controls Xenicent as well as our company. Xenicent's address is 18 Brookmont Drive, Wilbraham, MA 01095. Xenicent plans to make a registered dividend distribution of our shares pursuant to this prospectus to its outstanding shareholders, on the basis of one share of ABC Realty Co. common stock for each eleven shares of Xenicent common stock owned. The number of holders of Xenicent's common stock as of October 1, 2003 was ninety-four.

OUR  BUSINESS.

     We have acted and intend to continue to act as a broker or agent in residential real estate transactions. In performing these residential real estate services, we will represent either the seller, as the listing broker, or the buyer, as the buyer's agent, in the sale.

     In exchange for providing services as the seller's broker, the seller will typically pay us a commission upon the closing of the real estate transaction, which is generally a fixed percentage of the sales price. Gross listing commissions typically range from 5% to 7% of the sales price and may be shared between the seller's broker and the buyer's broker. When acting as the seller's broker, we will enter into an exclusive agency relationship with the seller, which means that we will be entitled to receive a sales commission upon the closing of the sale transaction regardless of whether we, the seller or any other person locates the buyer.

     In exchange for providing services as the buyer's broker, we will receive a commission upon the closing of the real estate transaction that is generally a fixed percentage of the purchase price. With the consent of the seller's broker, this commission is usually payable from the sales commission paid by the seller to the seller's broker.
6

     In transactions in which we act as a broker on either the buy side or sell side of a transaction and a third-party broker is acting as broker on the other side of the transaction, we will typically share approximately 50% of the sales commission with the other broker.

     In certain circumstances, and only with the consent of both the buyer and seller, we may act as the buyer's broker and the seller's broker in the same transaction. We receive 100% of the sales commission in transactions in which it acts as the sole broker.

THE  OFFERING.

     As of January 13, 2004, we had 13,815,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering by the Selling Security Holders, a registered dividend distribution of 1,000,000 shares of our common stock to holders of Xenicent common stock and a registered securities offering by the Xenicent Selling Security Holders of the shares of common stock which they received in the dividend distribution. The amount of shares offered by the Selling Security Holders equals 815,000 shares, the amount of shares offered by the Xenicent Selling Security Holders equals 229,598 shares, and both the Selling Security Holders and the Xenicent Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. 1,000,000 shares of our common stock will be issued as a dividend distribution to shareholders of Xenicent of record as of October 1, 2003 on the basis of one share of our common stock for each eleven shares of Xenicent common stock. There will be no fractional shares distributed.

     Because of Xenicent's role in the distribution there is a possibility that it may be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. Xenicent has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, Xenicent has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by Xenicent in the market if a market develops. However, Xenicent will not own any shares of our company after the distribution and has no plans for future sales or purchases.

     Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits be or purchases to stabilize the price of a security in the distribution.

     We have paid all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities. Our offering expenses are approximately $33,475 which have been paid from the $35,000 in proceeds from the sales of our common stock to two private investors, one of whom is a related party.
7

TAX  CONSEQUENCES  OF  THE  XENICENT  DISTRIBUTION

     Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that Xenicent has current or accumulated earnings and profits. The fair market value of our common stock will be established by trading that develops immediately subsequent to the Xenicent distribution. As of September 30, 2003, the taxable dividend value of each of our shares to be distributed to Xenicent shareholders was $0. This was arrived at by taking our negative shareholders' equity of $662,577 at September, 2003 and dividing that amount by the number of our outstanding shares on September 30, 2003.

     The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.


Statements of Operations     For the nine months      For the nine months
                             ended September 30,      ended September 30,
                             2003                     2002
------------------------     --------------------     --------------------

Revenues                           $  2,343               $     -0-
--------                           --------               ---------
Cost of Sales                      $    -0-               $     -0-
-------------                      --------               ---------
Gross profit                       $  2,343               $     -0-
------------                       --------               ---------
Operating expenses                 $ 45,512               $ 250,480
------------------                 --------               ---------
Income (loss) from operations      $(40,169)              $(250,480)
-----------------------------      --------               ---------
Other expense, net                 $    -0-               $     -0-
------------------                 --------               ---------
Net income (loss)                  $(40,169)              $(250,480)
-----------------                  --------               ---------
Net income (loss) per
common share                       Less than $.01         $    (.02)
---------------------              --------------         ---------




Statements of Operations     For the year ended       For the year ended
                             December 31, 2002        December 31, 2001
------------------------     ------------------       ------------------

Revenues                         $    2,500               $    4,020
--------                         ----------               ----------
Cost of Sales                    $      -0-               $      -0-
-------------                    ----------               ----------
Gross profit                     $    2,500               $    4,020
------------                     ----------               ----------
Operating expenses               $  263,108               $  106,462
------------------               ----------               ----------
Income (loss) from operations    $ (260,608)              $ (102,442)
-----------------------------    ----------               ----------
Other expense, net               $      -0-               $      -0-
------------------               ----------               ----------
8

Net income (loss)                $ (260,608)              $ (102,442)
-----------------                ----------               ----------
Net income (loss) per
 common share                    $     (.02)              $     (.01)
---------------------            ----------               ----------




                                   As of                   As of
Balance Sheets               September 30, 2003       December 31, 2002
--------------               ------------------       -----------------

Available cash                   $      448               $       17
--------------                   ----------               ----------
Total current assets             $      448               $    3,117
--------------------             ----------               ----------
Other assets                     $      -0-               $      -0-
------------                     ----------               ----------
Total Assets                     $      448               $    3,117
------------                     ----------               ----------
Current liabilities              $      -0-               $      -0-
-------------------              ----------               ----------
Due to stockholder/officer       $    3,525               $    3,525
--------------------------       ----------               ----------
Total liabilities                $    3,525               $    3,525
-----------------                ----------               ----------
Stockholders equity (deficiency) $   (3.077)              $     (408)
-------------------------------- ----------               ----------
Total liabilities and
stockholder equity               $      448               $    3,117
---------------------            ----------               ----------




                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY AND NEAR ABSENCE OF REVENUES MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

While our competitors have operated real estate brokerage firms for a significant period of time, we have only had limited operations and a near absence of revenues since our inception on December 2, 1996. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we are insolvent at our last balance sheet date of September 30, 2003 and have accumulated losses in excess of $662,000.

SEASONAL FLUCTUATIONS IN THE RESIDENTIAL REAL ESTATE BROKERAGE BUSINESS ADVERSELY IMPACT OUR REVENUES, CAUSE CUT BACKS IN OUR OPERATIONS AND MAY IMPEDE FUTURE GROWTH.

The residential real estate brokerage business is subject to seasonal fluctuations. Historically, revenues from real estate brokers have been strongest in the first and fourth quarters of the calendar year. Therefore, we expect to experience periods where a lack of revenue may adversely effect our operations. For example, an extended period of lack of revenue may cause us to cut back on our operations which may impede any future growth.
9

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

IF OUR COMMON STOCK BECOMES TRADEABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDER COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS DEPRESS ITS PRICE.

     By the filing of this registration statement, we are attempting to register 1,815,000 shares of our common stock held by four selling shareholders, including the dividend distribution from Xenicent. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market. In addition, because our principal stockholder, Duane Bennett, owns approximately 87% of our common stock he may dispose of a substantial percentage of their stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o    Decrease  the  level  of  public  interest  in  our  common  stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o    Prevent  possible  upward  price  movements  in  our  common  stock.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

     There is not, and has never has been a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE REAL ESTATE MARKET. 10

     We do not have an established brand name or reputation to successfully sell residential real estate. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the residential real estate market.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

     We will require additional funding over the next twelve months to develop our business. Presently, we have only $448 worth of liquid assets with which to pay our expenses. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

     In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholder, C & C Properties, Inc. owns approximately 87% of our common stock. C & C Properties, Inc. is wholly owned by our President, Mr. Duane Bennett. As a result, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF  WE  LOSE  THE  SERVICES  OF  OUR  PRESIDENT,  OUR  BUSINESS MAY BE IMPAIRED.
11

     Our success is heavily dependent upon the continued active participation of our president, Duane Bennett. Mr. Bennett has twenty years of experience in the real estate business selling, buying and renovating multifamily homes in the Springfield, Massachusetts's area and land development and buying and selling real estate in the North Carolina area. The loss of Mr. Bennett's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Bennett. We do not have a written employment agreement with Mr. Bennett. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE  DO  NOT  HAVE  ANY  PLANS TO HIRE ADDITIONAL PERSONNEL FOR AT LEAST THE NEXT
TWELVE  MONTHS,  WHICH  MAY  CAUSE  SUBSTANTIAL  DELAYS  IN  OUR  OPERATIONS.

     Although we plan to expand our business and operations, we have no plans to hire additional personnel for at least the next twelve months. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST THAT MAY NEGATIVELY IMPACT UPON YOUR ABILITY TO MAKE A PROFIT FROM THIS INVESTMENT.

     Our officers and directors are involved in other business activities and may, in the future become involved in other business opportunities that may affect our potential profitability. If a business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have previously entered into transactions and may do so in the future with our officers, directors, and shareholders, or companies under their control. For example, our president, Mr. Duane Bennett, owns approximately 79% of Xenicent, Inc. which has developed land in and around the Charlotte, North Carolina area. During 2000, we contracted with Xenicent, Inc. to assist them in renovating and selling a house and its related land. We received a total of approximately $102,000 for these services. We also issued 1,000,000 shares of our stock to Xenicent, Inc. during the third quarter of 2002 for providing us with a computerized real estate system and related software which locates local properties and assists us with preparing our Company to file our registration statement. We did not provide any services to Xenicent, Inc. or any other related parties prior to 2000 and we are not currently receiving any services from related parties. However, future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse effect on our operations and financial condition.
12

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

     We will face intense competition from companies engaged in similar businesses. We will compete with numerous companies that sell residential real estate both over the Internet and via traditional forms of business. We anticipate that competition will intensify within Internet distribution channels, which we do not utilize. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the real estate industry. There can be no assurance that we will be able to compete effectively in the highly competitive real estate industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH THAT RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

     Our cash flows used in operations were $431 and $33,680 for the periods ended September 30, 2003 and 2002, respectively. Cash flows used in operations were $34,933 and $44,702 for the years ended December 31, 2002 and 2001, respectively. Cash flows generated by financing activities were $35,000 for the period ended September 30, 2002 and the year ended December 31, 2002. We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

ITEM  4.     USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the Selling Security Holders or the Xenicent Security Holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     The Selling Security Holders and the Xenicent Selling Security Holders will sell their shares at $.25 per share until the Company is traded on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices. Prior to this offering, there has been no market for our shares. The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which
13
the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM  6.     DILUTION

     Not Applicable. We are not registering any shares in this registration statement. All shares are being registered by the Selling Security Holders, the Xenicent Selling Security Holders or being distributed in a registered dividend distribution.

ITEM  7.     SELLING  SECURITY  HOLDERS  AND  XENICENT  SELLING SECURITY HOLDERS

     The Selling Security Holders named in the first table set forth below and the Xenicent Selling Security Holders named in the second table set forth below are selling the securities covered by this prospectus. None of the Selling Security Holders or the Xenicent Selling Security Holders named below are registered securities broker-dealers or affiliates of broker-dealers. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Selling Security Holders or the Xenicent Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders or the Xenicent Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders and the Xenicent Selling Security Holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

                         SELLING SECURITY HOLDERS TABLE




                         SELLING SECURITY HOLDERS TABLE

           Relationship  Amount Owned  Amount      Amount Owned  Percent Owned
 Name      With Issuer   Prior to      To Be       After         Before/After
                         Offering      Registered  Offering      Offering
 ----      ------------  ------------  ----------  ------------  -------------
Robert C.  Consultant    700,000       700,000     0             5%/ Less
Cottone    (1)                                                   than 1%
--------   ----------    -------       -------     -             --------
Karol      Director       75,000        75,000     0             Less than 1%
Kapinos
-------    --------      -------       -------     -             ------------
Mark       None           40,000        40,000     0             Less than 1%
Gaenslen
--------   ----          -------       -------     -             ------------
TOTALS                   815,000       815,000     0
------                   -------       -------     -


(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Greentree Financial Group, Inc. received the 700,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form SB-2 registration statement, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration on Form SB-2.
14

                    XENICENT SELLING SECURITY HOLDERS TABLE




                    XENICENT SELLING SECURITY HOLDERS TABLE

                          Amount Owned   Amount       Amount Owned    Percent
Name       Relationship   Prior          To Be        After           Owned
           With Issuer    to Offering    Registered   Offering        Before/
                                                                      After
                                                                      Offering
--------   ------------   ------------   ----------   ------------    --------
Alexson,       None            454           454            0         Less than
Valerie                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Alexson,       None            454           454            0         Less than
William                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Beeman,        None             90            90            0         Less than
Judith                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Berger,        None             90            90            0         Less than
John                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Carabase,      None            909           909            0         Less than
George Jr.                                                            1%
--------   ------------   ------------   ----------   ------------    --------
Carabase,      None            909           909            0         Less than
George Sr.                                                            1%
--------   ------------   ------------   ----------   ------------    --------
Cede & Co.     None        115,245       115,245            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Chang,         None             90            90            0         Less than
Lu                                                                    1%
--------   ------------   ------------   ----------   ------------    --------
Cheng,         None            136           136            0         Less than
Chu                                                                   1%
--------   ------------   ------------   ----------   ------------    --------
Cheng,         None            181           181            0         Less than
Peng                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Chieh,         None             90            90            0         Less than
Chen                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Chin,          None            181           181            0         Less than
Chen                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Chiu,          None            227           227            0         Less than
Chen                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Chiu,          None          5,454         5,454            0         Less than
Ho-Chun                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Chu,           None            227           227            0         Less than
Huang                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Chuan, Chen    None         54,545        54,545            0         Less than
& Chen, Yeh                                                           1%
--------   ------------   ------------   ----------   ------------    --------
Craver,        None             90            90            0         Less than
James                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Davis,         None             90            90            0         Less than
Robert                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Dreher,        None          1,207         1,207            0         Less than
Stephen                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Echo Net       None            909           909            0         Less than
Media                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Fane, Hsu      None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Fen, Chen      None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Feng,          None             90            90            0         Less than
Hsieh                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Fleet          None            909           909            0         Less than
Securities                                                            1%
--------   ------------   ------------   ----------   ------------    --------
15
                          Amount Owned   Amount       Amount Owned    Percent
Name       Relationship   Prior          To Be        After           Owned
           With Issuer    to Offering    Registered   Offering        Before/
                                                                      After
                                                                      Offering
--------   ------------   ------------   ----------   ------------    --------
Friedman,      None             45            45            0         Less than
Michael                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Giantek        None          4,545         4,545            0         Less than
Technology                                                            1%
Corp.
--------   ------------   ------------   ----------   ------------    --------
Global         None            545           545            0         Less than
Technology                                                            1%
Distributors
--------   ------------   ------------   ----------   ------------    --------
Hazel, Jill    None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Hsiang, Su     None            363           363            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Hsuam,         None             90            90            0         Less than
Huang                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Hsun Chang     None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Hua, Yeh       None            136           136            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Jen, Shih      None            181           181            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Johnson,       None            181           181            0         Less than
Bernadette                                                            1%
--------   ------------   ------------   ----------   ------------    --------
Kai, Chien     None            181           181            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Krejcarek,     None            454           454            0         Less than
Gary                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Leblanc,       None            363           363            0         Less than
Mark                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Lessard,       None            181           181            0         Less than
James                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Lessard,       None             90            90            0         Less than
Lucile                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Lessard,       None             90            90            0         Less than
Mark                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Lessard,       None             90            90            0         Less than
Paul                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Lessard,       None             45            45            0         Less than
Thomas                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Lian, Wang     None             45            45            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Lin, Liao      None            181           181            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Lin, Yang      None            272           272            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Lun, Chang     None            181           181            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Maddox,        None            272           272            0         Less than
Leyland                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Marquez,       None             90            90            0         Less than
Jessica                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Marquez,       None             90            90            0         Less than
Jose                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
16
                          Amount Owned   Amount       Amount Owned    Percent
Name       Relationship   Prior          To Be        After           Owned
           With Issuer    to Offering    Registered   Offering        Before/
                                                                      After
                                                                      Offering
--------   ------------   ------------   ----------   ------------    --------
Miller,        None             90            90            0         Less than
Stephanie                                                             1%
--------   ------------   ------------   ----------   ------------    --------
Mletzko,       None            454           454            0         Less than
Hardy                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Moore,         None            454           454            0         Less than
Gene                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Morissette,    None             90            90            0         Less than
Donald                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Morissette,    None             90            90            0         Less than
Mary                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Motaleb,       None             90            90            0         Less than
Mosen                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Nadolny,       None             90            90            0         Less than
Edward                                                                1%
& Elizabeth
--------   ------------   ------------   ----------   ------------    --------
Nadolny,       None          1,090         1,090            0         Less than
Stanley                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Nadolny,       None            454           454            0         Less than
Stephen                                                               1%
& Sherryll
--------   ------------   ------------   ----------   ------------    --------
Peng, Kao      None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Rigsby,        None             90            90            0         Less than
Jerry                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Ross,          None             90            90            0         Less than
Dorothy                                                               1%
& Gina
--------   ------------   ------------   ----------   ------------    --------
Rovegno,       None             90            90            0         Less than
Robert                                                                1%
--------   ------------   ------------   ----------   ------------    --------
RR Investment  None         22,727        22,727            0         Less than
Holdings Inc.                                                         1%
--------   ------------   ------------   ----------   ------------    --------
Samiy,         None            954           954            0         Less than
Nasrollah                                                             1%
--------   ------------   ------------   ----------   ------------    --------
Sawka,         None            909           909            0         Less than
Alex J.                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Sawka,         None             90            90            0         Less than
Alex K.                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Sawka,         None             90            90            0         Less than
Michael                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Shen, Tsai     None            318           318            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
17
                          Amount Owned   Amount       Amount Owned    Percent
Name       Relationship   Prior          To Be        After           Owned
           With Issuer    to Offering    Registered   Offering        Before/
                                                                      After
                                                                      Offering
--------   ------------   ------------   ----------   ------------    --------
Sheng, Lin     None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Shou, Hou      None            227           227            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Shrivalle,     None            363           363            0         Less than
Wade                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Sochacki,      None             90            90            0         Less than
Paul                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Sossman,       None            909           909            0         Less than
Leonard                                                               1%
--------   ------------   ------------   ----------   ------------    --------
Stellhorn,     None             90            90            0         Less than
James                                                                 1%
--------   ------------   ------------   ----------   ------------    --------
Stevenson,     None            181           181            0         Less than
Jonathan                                                              1%
--------   ------------   ------------   ----------   ------------    --------
Suri,          None            519           519            0         Less than
Moises                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Tammaro,       None            909           909            0         Less than
Angelo                                                                1%
--------   ------------   ------------   ----------   ------------    --------
Thompson,      None            454           454            0         Less than
Don                                                                   1%
--------   ------------   ------------   ----------   ------------    --------
Tsai, Liu      None            181           181            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Tsung,         None            227           227            0         Less than
Tsai                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Wachovia       None          4,545         4,545            0         Less than
Securities                                                            1%
LLC
--------   ------------   ------------   ----------   ------------    --------
Wen, Lo        None            136           136            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Wisneski,      None             90            90            0         Less than
Mary                                                                  1%
--------   ------------   ------------   ----------   ------------    --------
Yen, Ko        None             45            45            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Yu, Li         None             90            90            0         Less than
                                                                      1%
--------   ------------   ------------   ----------   ------------    --------
Zhou,          None            454           454            0         Less than
Julie                                                                 1%
--------   ------------   ------------   ----------   ------------    --------

TOTALS *                   229,598**     229,598**
--------   ------------   ------------   ----------   ------------    --------


* Xenicent plans to spin-off 1,000,000 shares of common stock of our Company to its shareholders on the basis of one share of ABC Realty Co. common stock for each eleven shares of Xenicent common stock. Inasmuch as 8,033,000 shares of Xenicent common stock are held by affiliates of our Company, the shares of ABC Realty Co. common stock distributed as a dividend on these Xenicent shares are not eligible for resale, so they are not included in the Xenicent Selling Security Holder table.
18

** A total of 39,819 fractional shares of the 1,000,000 shares of ABC Realty Co. common stock will not be distributed to the shareholders of Xenicent in the spin-off, since they represent fractional shares and management of Xenicent has decided not to distribute fractional shares. They will be retained by Xenicent and not be offered for resale pursuant to this Registration Statement, inasmuch as Xenicent is an affiliate of ABC Realty Co. Of the total number of 39,819 fractional ABC Realty Co. common shares, 9,534 shares are attributable to the Xenicent Selling Security Holders.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

     Xenicent will issue 1,000,000 shares of our common stock as a dividend distribution to shareholders of Xenicent of record as of October 1, 2003 on the basis of one share of our common stock for each eleven shares of Xenicent common stock.

ITEM  8.     PLAN  OF  DISTRIBUTION

     Sales  By  Selling  Security  Holders and Xenicent Selling Security Holders
     ---------------------------------------------------------------------------

     Our Selling Security Holders and Xenicent Selling Security Holders are offering 815,000 and 229,598 shares, respectively, of our common stock. The Selling Security Holders and Xenicent Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the Selling Security Holders or the Xenicent Selling Security Holders. The securities offered by this prospectus may be sold by the Selling Security Holders and the Xenicent Selling Security
Holders. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders or the Xenicent Selling Security Holders. The distribution of the securities by the Selling Security Holders and Xenicent Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

     Any of the Selling Security Holders or the Xenicent Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the Selling Security Holders or the Xenicent Selling Security Holders provide us with cash proceeds from their sales of the securities. If any of the Selling Security Holders or Xenicent Selling Security Holders are determined to be
19
underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the Selling Security Holders, the Xenicent Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.


     The Selling Security Holders and the Xenicent Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders or Xenicent Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders and the Xenicent Selling Security Holders also may enter into exchange traded listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Security Holders and the Xenicent Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders or Xenicent Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.


     In addition to, and without limiting, the foregoing, each of the Selling Security Holders, the Xenicent Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders, Xenicent Selling Security Holders or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Security Holders, the Xenicent Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

     There can be no assurances that the Selling Security Holders or the Xenicent Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or
20
dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All  of  the  foregoing  may  affect  the  marketability of the securities.
Pursuant to the various agreements we have with the Selling Security Holders, and the Xenicent Selling Security Holders we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' and Xenicent Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders and the Xenicent Selling Security Holders

     Xenicent  Dividend  Distribution
     --------------------------------

     Xenicent will distribute the 1,000,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of October 1, 2003 on the basis of one of our common shares for each eleven Xenicent common shares. Fractional shares will not be distributed.

     Xenicent shareholders will initially have their ownership of our shares of common stock registered only in book-entry form in which no certificates are issued. On the distribution date, each Xenicent shareholder of record as of the close of business on the record date will be mailed one share of our common stock for each eleven shares of Xenicent common stock they hold. Xenicent shareholders that hold their stock in street name will have their shares of our common stock credited to their brokerage accounts. The record date for the distribution is the close of business on October 1, 2003.

     Xenicent shareholders will not be required to pay any cash or other consideration to receive our common stock in the distribution. Fractional shares will not be issued to Xenicent shareholders. Shares of our common stock distributed to Xenicent shareholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be affiliates of ABC Realty Co. under the Securities Act of 1933, as amended. Persons who are affiliates of ABC Realty Co. following the distribution will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 issued under the Securities Act of 1933, as amended. Mr. Duane Bennett, Mr. Karol Kapinos and Xenicent, Inc. would be considered affiliates of ABC Realty Co.

     Because of Xenicent's role in the distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. Xenicent has
21
advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its own shareholders. Further, Xenicent has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by Xenicent in the market, following the creation of a public market, if such a market ever develops.

     With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

ITEM  9.     LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:


Name              Age          Position
-------------     ---    ----------------------

Duane Bennett     44     President and Director
-------------     ---    ----------------------
Karol Kapinos     40     Director
-------------     ---    ----------------------


     Duane Bennett has been our President and a Director since our inception in December 1996. Mr. Bennett will serve as a director until our next annual shareholder meeting, or until a successor is elected who accepts the position. Mr. Bennett devotes approximately 20 hours per week to our company.
22

     Mr. Bennett's experience in the real estate industry and otherwise over the last ten years has consisted of the following:

     From 1997 to Present, Mr. Bennett has been the president of our company, a licensed real estate brokerage company, which provides real estate brokerage services within the Charlotte, North Carolina area. We were incorporated in North Carolina on December 2, 1996. We had no activity during 1997 and 1998 and had profits of $19,451 and $24,509 in 1999 and 2000, respectively. We had losses of $48,442 in 2001. We had no employees, other than Mr. Bennett, since our inception.

     From 1995 to Present, Mr. Bennett was also the President of Xenicent, Inc. which produces light emitting diode (LED) display systems for use primarily in sports and transportation applications. Xenicent has manufacturing facilities in Taiwan and employs approximately 35 workers. Xenicent had losses of $59,664 and $380,460 in 2001 and 2000, respectively.

     From 1999 to 2000, Mr. Bennett was the sole owner, president, and chief executive officer of Internet Funding Corp., which was incorporated in North Carolina on September 14, 1999. Internet Funding sought to develop the operations of and arrange capital financing for development stage Internet companies within the Charlotte, North Carolina area. Internet Funding failed to locate any companies that needed its services and had no revenues or operations. Internet Funding had no employees other than Mr. Bennett.

     From 1991 until 1995, Mr. Bennett was also the chief executive officer and president of Bennett International Businesses, a sole proprietorship owned by Mr. Bennett and based in Charlotte, North Carolina. Bennett International Businesses explored investment opportunities in China, Mexico, South Africa and Chile. Bennett International Businesses failed to locate any investment opportunities and had no revenues or material operations. Bennett International Businesses had no other employees other than Mr. Bennett.

     From 1995 to 1996, Mr. Bennett also operated Premier Builders and Developers in Charlotte, North Carolina. Premier Builders was incorporated in North Carolina on January 1, 1995. This company developed land within the Charlotte, North Carolina area. Premier Builders and Developers had no revenues for 1995 and 1996 and had expenses and related losses of $21,605 and $14,935, respectively.
23

     From 1991 to 1996, Mr. Bennett was the sole owner, president, and chief executive officer of Goodex, Inc., a private company that was involved in the business of buying, selling, and renovating homes in the Springfield, Massachusetts area. Goodex, Inc. had revenues, expenses and profits/losses of:

              Revenues     Expenses     Profits/(Losses)
1991          $ 14,864     $ 16,424     $        (1,560)
1992            68,401       73,792              (5,391)
1993            84,632      106,158             (21,526)
1994            79,434       72,483               6,951
1995           106,518       95,677              10,841
1996             4,203          853               3,350

A major challenge that our president faced regarding Goodex, Inc. was locating owner-occupied Homes in the Springfield, Massachusetts's area to purchase, remodel and resell. In addition, Goodex, Inc. had a shortage of capital that was never more than $35,000, which restricted the amount of purchases needed to attain profitability.

An adverse business condition that our president faced regarding Goodex, Inc. was an unstable real estate market in the Springfield, Massachusetts area due to demographic shifts in population such as rapid growth in the area of low-income multi-unit housing. For example, our president had negotiated for the purchase of two single-family housing units; negotiations that failed due to local financial institutions denying loan approvals due to the future uncertainty of housing prices in the area.

Goodex, Inc. was dissolved prior to year 2000 and does not conduct business any longer. As a result, our president is no longer associated it. The company was in good standing with its creditors when it ceased operations.

     Since 1990, Mr. Karol Kapinos has been a self-employed entrepreneur as a wholesaler of domestic and foreign automobiles through his wholly-owned company, Midway Motors, Inc. During this time, Mr. Kapinos has become familiar with sales marketing strategies as well as overall economic trends in and around the North Carolina and Massachusetts areas. Mr. Kapinos does not have any experience in real estate transactions and has not been an affiliate of any other for the past five years.

Significant  Employees.
     Other than those persons mentioned above, we have no significant employees.

Family  Relationships.
     None.

Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant
24
employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of January 13, 2004, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security  Ownership  of Certain Beneficial Owners (1)(2)


(foot1 Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would
be  affected  by  community  property  laws.     1).

(foot2 This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect
to  the  shares  indicated  as  beneficially  owned.     2).
25


Title of Class  Name and Address                    # of Shares  Current % Owned
--------------  ----------------------------------  -----------  ----------------

Common          Duane Bennett  (3)
                7507 Folger Road
                Charlotte, NC 28226                 13,000,000          94%
--------------  ----------------------------------  -----------  ----------------
Common          Greentree Financial Group, Inc.(4)
                555 S. Powerline Road
                Pompano Beach, FL 33069                700,000           5%
--------------  ----------------------------------  -----------  ----------------


(3) Represents shares held in the name of C & C Properties, Inc., a North Carolina corporation wholly owned by Duane Bennett, and shares held in the name of Xenicent, Inc., a North Carolina corporation which is 79% owned by Duane Bennett. C & C Properties, Inc. functions only as a holding entity of which its only asset is the shares of our Company.

(4) Greentree Financial Group, Inc., a Florida corporation, is equally and wholly owned by Mr. Robert C. Cottone, CPA and Mr. Michael Bongiovanni, CPA. Mr. Bongiovanni is Mr. Cottone's father.

Security  Ownership  of  Officers  and  Directors  (2).


Title of Class   Name and Address           # of Shares     Current % Owned
---------------  -------------------        -----------     ---------------
Common           Duane Bennett (3)          13,000,000           94.1%
---------------  -------------------        -----------     ---------------
Common           Karol Kapinos                  75,000              **
---------------  -------------------        -----------     ---------------
Common           All Officers and           13,075,000           94.6%
                 Directors as a
                 Group (2)
---------------  -------------------        -----------     ---------------
**Less than 1%


(3) Represents shares held in the name of C & C Properties, Inc., a North Carolina corporation wholly owned by Duane Bennett, and shares held in the name of Xenicent, Inc., a North Carolina corporation, which is 79% owned by Duane Bennett. C & C Properties, Inc. functions only as a holding entity of which its only asset is the shares of our Company.

Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.

ITEM 12.     DESCRIPTION OF SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.


COMMON STOCK.
     We are authorized to issue 50,000,000 shares of common stock, with a par value of $.001 per share. As of January 13, 2004, there were 13,815,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

PREFERRED  STOCK
     We are authorized to issue 5,000,000 shares of preferred stock with a par value of $.001 per share. As of January 13, 2004, there were no preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.


VOTING RIGHTS.
26

     Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS RIGHTS AND PROVISIONS.
     Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

     There is no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

DEBT  SECURITIES.
     We  have  not  issued  any  debt  securities.

ITEM 13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the years ended December 31, 2002 and 2001 have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed  in  the  Securities  Act  of  1933  and will be
27
governed  by  the  final  adjudication  of  such  issues.

ITEM 15.     TRANSACTIONS  WITHIN  LAST  FIVE  YEARS

     In February of 2000, we entered into an oral agreement with Xenicent, Inc., a company which our President, Mr. Duane Bennett, owns 79%. During 2000 we received a total of approximately $102,266 from Xenicent, Inc. for managerial and consulting services. We did not provide any management and consulting services to Xenicent, Inc. prior to 2000 and are not currently providing such services. We do not currently have an agreement with Xenicent, Inc. to provide any future services to them. Although this transaction was not negotiated at arms length, we believe that this translation was as fair as if it had been negotiated with a third party.

     On or about May 21, 2002, we increased our authorized common shares to 50,000,000, changed the par value to $.001 per share and forward split our common stock 120,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 12,000,000 of our common shares. In addition, we authorized 5,000,000 shares of preferred stock to be issued.

     On May 21, 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $33,475 for:

-    Assistance  with  the  preparation of our Form SB-2 registration statement;
-    State  Blue-Sky  compliance;
-    Selection  of  an  independent  stock  transfer  agent;  and
-    Edgar  services.

     The shares issued were valued at the estimated value for the services received which was $105,000, or $.25 per share.

     On or about July 1, 2002, we entered into a transaction with Xenicent, Inc., a company that is majority owned by our President, to provide us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. This agreement was not evidenced by a written contract but rather was and oral agreement made by Duane Bennett. Pursuant to this agreement we issued 1,000,000 shares of our common stock to Xenicent, Inc. as consideration. The shares were valued at the estimated value of the services received which was $30,000, or $.03 per share.

     On or about July 1, 2002, we sold 115,000 shares of stock to two accredited investors, one of whom is a director of our company, for $35,000 pursuant to a Regulation D private offering.
28

     We are not a subsidiary of any corporation.

ITEM 16.     DESCRIPTION  OF  BUSINESS

     We intend to continue our business as a broker or agent in residential real estate transactions. In performing these residential real estate services, we will represent either the seller, as the listing broker, or the buyer, as the buyer's agent, in the sale. When acting as a broker for the seller, we will provide our customers with the following services:

o    assisting  the  seller  in  pricing the property and preparing it for sale;

o    advertising  the  property  and  showing  it  to  the  buyer;

o    assisting  the  seller  in  negotiating  the  terms  of  the  sale;

o ensuring that the transaction is in compliance with any applicable federal, state and local regulations; and

o    closing  the  transaction.
29

In exchange for providing these services as the seller's broker, the seller typically will pay us a commission upon the closing of the real estate transaction, which is generally a fixed percentage of the sales price. Gross listing commissions typically range from 5% to 7% of the sales price and may be shared between the seller's broker and the buyer's broker. When acting as the seller's broker, we intend to enter into an exclusive agency relationship with the seller, which means that we will be entitled to receive a sales commission upon the closing of the sale transaction regardless of whether we, the seller or any other person locates the buyer.

When acting as a broker for the buyer, we intend to continue providing our customers with the following services:

o assisting the buyer in locating properties that come within the buyer's personal and financial specifications;

o    showing  properties  to  the  buyer;

o    assisting  the  buyer  in  negotiating  the  terms  of  the  sale;

o monitoring compliance of the transaction and the property with any applicable federal, state and local regulations; and

o    closing  the  transaction.

In exchange for providing these services as the buyer's broker, we intend to receive a commission upon the closing of the real estate transaction that is generally a fixed percentage of the purchase price. With the consent of the seller's broker, this commission is usually payable from the sales commission paid by the seller to the seller's broker.

In transactions in which we act as a broker on either the buy side or sell side of a transaction and a third-party broker is acting as broker on the other side of the transaction, we intend to share approximately 50% of the sales commission with the other broker.

In certain circumstances, and only with the consent of both the buyer and seller, we may act as the buyer's broker and the seller's broker in the same transaction. We intend to receive 100% of the sales commission in transactions in which it acts as the sole broker.

We may employ one or more sales associates as our business grows, although we do not have that goal for at least the next twelve months. We do not currently have any sales associates other than our President, Mr. Duane Bennett. We anticipate adding a new sales associate in 2004. Typically, the percentage of the real estate commissions received by us that would be paid to a sales associates will vary based on factors determined by us, such as sales associate productivity and rates that are paid to competing associates in the same local or regional market. Mr. Duane Bennett currently performs all of the sales functions for our Company.

We  engaged  in  two  real  estate  transactions  in  the past two fiscal years.

- 2002 - Co-brokered the sale of a multi-unit home listed for $250,000, earning a flat commission of $2,500. Our percentage commission amounted to 1%.
- 2001 - Co-brokered the sale of a home listed for $300,000, earning a commission amounting to $4,020. Our percentage commission amounted to approximately 1.3%.

We hold a North Carolina Real Estate Broker's License. Duane Bennett also holds a North Carolina Real Estate Broker's License, as well as a North Carolina Real Estate General Contractor's License.

We have never been the subject of any bankruptcy or receivership. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We believe that the residential real estate industry has undergone a period of continued growth. Some of the most important industry characteristics and trends are:

o Fragmentation. The residential real estate brokerage industry remains primarily a local and highly fragmented industry.
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COMPETITION

The residential real estate brokerage business throughout the United States is highly competitive and is characterized by many small independent real estate brokerage firms, a few major regional players, including Weichert Realtors, Long & Foster and GMAC, and a multi-regional player, NRT Incorporated. The different types of real estate operations include independent brokers, franchises and co-owned stores.

In the residential real estate brokerage business, our firm competes in the Charlotte market with regional multi-office independent and franchise real estate organizations, such as Coldwell Banker, RE/MAX franchises, Century 21 and ERA. Companies compete for real estate brokerage business primarily on the basis of services offered, reputation, personal contacts, and, to some degree, price.

We currently do not have a strong competitive position in the residential real estate brokerage business, as our revenues and business have declined in recent years. However, Duane Bennett, our President, has plans to spend significantly more time developing our competitive position in the near future. He will attempt this primarily through advertising in home sale publications and referrals from other local agents. Approximately one-half of Mr. Bennett's total 20 hours work-time per week will be spent towards developing a competitive position. Significant time will be devoted to our business development efforts and to competing with firms such Coldwell Banker, RE/MAX, Century 21 and ERA in the conventional real estate brokerage business.

We are utilizing a computerized real estate location system acquired by Xenicent, Inc., a company which our President controls, that we believe will assist us in location and sales of properties. The system works by assembling data such as population trends, school building activity, permitting activity and other demographic information to locate and rate properties. For example, if we note that a particular area has two new elementary schools planned, has had a large population increase, has a large increase in percentage of new construction permits, and other activity such as large corporations relocating to the area, then a land parcel in the area may receive a high rating on our system as an acquisition candidate. The data can be obtained by any individual or entity through the public records and/or by visiting the local government planning meetings. The system is not proprietary and we do not have any intellectual property rights associated with this system. However we are not aware of other real estate companies utilizing our system.

In the real estate brokerage business, companies also compete to obtain the most qualified and experienced sales associates. Competition for these sales associates is based on commission fee rates, services the company offers, its reputation and personal contacts.
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EMPLOYEES

We currently have one employee, Duane Bennett, who is also our President. Mr. Bennett is a part-time employee who works approximately 20 hours per week.

REGULATION

Real estate brokerage is regulated at both the state and federal levels in the United States. Our real estate brokerage firm and any future sales associates will be licensed by state regulatory agencies. State statutes contain general standards for and prohibitions on the conduct of real estate brokers and sales associates and set standards in:

o disclosure when acting in an agency and dual agency capacity (i.e., representing a seller and a buyer in a transaction);

o    collecting  commissions;

o continuing broker and continuing sales associate education (if we expand operations to hire any associates);

o    administering  trust  funds;

o    advertising;  and

o    disclosing  information  in  real  estate  forms.

Under state law, we have a duty to supervise and are responsible for the conduct of any sales associate that we may hire. North Carolina enforces its regulatory authority by responding to consumer complaints and, if appropriate, by taking action against the licensee. The action may include a warning letter or reprimand, a temporary suspension of license or a revocation of license with fines imposed. There are currently no regulatory actions or investigations pending against us.

On the Federal level, our real estate brokerage activities are subject to the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which prohibit discrimination and require the disclosure of certain information to borrowers concerning settlement costs.

LEGAL  PROCEEDINGS

We are currently not involved in any legal proceedings related to the conduct of our business.
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

REPORTS  TO  SECURITY  HOLDERS.

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.     MANAGEMENT'S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR COMPANY

     We were incorporated in North Carolina on December 2, 1996 to engage in the business ofa broker or agent in residential real estate transactions. In performing these residential real estate services, we represent either the seller, as the listing broker, or the buyer, as the buyer's agent, in the sale.Our services have been performed primarily in the Charlotte, North Carolina area. The real estate brokerage contracts we offer our customers vary in time from three to six months.

Results  of  Operations.


     For  the  nine months ended September 30, 2003 and 2002 and the years ended
December  31,  2002  and  2001.

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

Sales.

     Sales for the period ended September 30, 2003 were $2,343, versus $0 for the same period in 2002. Sales for the year ended December 31, 2002 were $2,500, versus $4,020 for the same period in 2001, a decrease of $1,520. Sales consisted of commissions on the sales of residential homes as follows:

-    2003  -  Co-broker  fee  in  connection  with  the sale of a $340,000 home.
- 2002 - Co-broker fee in connection with the sale of a $250,000 multi-unit home.
-    2001  -  Co-broker  fee  in  connection  with  the sale of a $300,000 home.

All sales transactions were with unrelated parties.

Cost  of  Sales.

     The cost of sales includes direct costs associated with listing and selling a property, such as direct marketing and selling expenses that are paid by the realtor. It is customary to experience variations in the cost of sales as a percentage of net sales based on the amounts of expenses incurred during any real estate listing. Certain properties may be difficult to sell due to price, location or other factors that may cause a broker to incur more direct cost in locating a buyer for the property.

     We did not have any cost of sales for the nine months ended September 30, 2003 and 2002 or the years ended December 31, 2002 and 2001. We expect cost of sales as a percentage of sales to fluctuate between 5% and 20% based on any new listing we receive in the future.

Expenses.

     Total expenses for the periods ended September 30, 2003 and 2002 were $42,512 and $250, 480, respectively. The expenses for both periods include an imputed $37,500 for services contributed by our President free of charge. In addition, the 2002 period included $175,000 in stock issued for services and approximately $30,000 in expenses paid in connection with this registration statement as described below.

     Total expenses for the years ended December 31, 2002 and 2001 were $263,108 and $106,462, an increase of $156,646. Our expenses fluctuated primarily based on the following:

- Professional fees increased during 2002 primarily due to expenses related to stock issued for services and approximately $33,475 paid in connection with registering our common stock. We issued 700,000 shares of our common stock to Greentree Financial Group, Inc. for assistance in preparing our registration statement, EDGAR filings and selecting an independent transfer agent for our company. The shares were valued at approximate market value of $175,000, or $.25 per share.
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

     We expect increases in expenses through the year 2003 as the Company moves toward developing its business plan and registering its common stock. In addition, we expect professional fees to increase to around $30,000 per year for compliance with the reporting requirements of the Securities and Exchange
Commission  once  our  registration  is  deemed  effective.

     We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income  Taxes

     We did not have any federal or state income tax expense for the periods ended September 30, 2003 and 2002 or for the years ended December 31, 2002 or the year ended December 31, 2001.

     If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income / Losses.

     Net losses for the period ended September 30, 2003 and 2002 were $40,169 and $250,480, respectively. Net losses for the years ended December 31, 2002 and 2001 were $260,608 and $102,442, respectively. The increase in net losses in 2002 and 2001 is primarily attributable to common stock issued for services of $175,000 during 2002 and $50,000 per year imputed for services that our President performs for our Company free of charge. We expect to continue to incur losses at least through the year 2002. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Cash flows used in operations were $431 and $33,680 for the periods ended September 30, 2003 and 2002, respectively. Cash flows in both periods were primarily attributable to net losses in the respective period offset by $37,500 in service contributions from our President and a decrease in operating assets. In addition, there was $175,000 in stock issued for services in the 2002 period.
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

     Cash flows used in operations were $34,933 and $44,702 for the years ended December 31, 2002 and 2001, respectively. Cash flows used in operations were primarily attributable to our $260,608 and $102,442 in net losses for the respective years partially offset by $175,000 in common stock issued for services in 2002 and $50,000 in imputed expenses from work done by our president that was not charged to our company. We issued 700,000 shares of common stock to professionals to assist us with having our common stock publicly traded. The shares were valued at $.25, or an aggregate value of $105,000.

     Cash flows generated by financing activities were $35,000 for the year ended December 31, 2002. For the period ended September 30, 2003, there were no cash flows generated from financing activities. Cash flows for these periods include proceeds from sales of our common stock to two accredited investors, one of whom is a director, between $.25 and $.33 per share pursuant to a Regulation D private offering. Proceeds were used towards expenses relating to this registration statement. We did not have cash flows from financing activities during 2001. In addition, we issued 1,000,000 shares of stock to Mr. Duane Bennett for a computerized real estate locator and related software which were valued at $.30 per share, or an aggregate value of $300,000. The shares were deemed a stock dividend.

     As shown in the accompanying consolidated financial statements, we have incurred losses from operations and have limited cash that raises substantial doubt as to whether we can continue as a going concern. Our ability to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan: after the effectiveness of this Registration Statement and through the end of the year (1) it will seek capital raising partners to assist us in our short-term and long-term capital needs. This may include equity, debt financing and a potential follow-on stock offering, and (2) it will seek strategic relationships with home builders to assist us in selling houses, and it will seek strategic relationships with other brokers in an effort to network listings. Such strategic joint venture relationships may assist in increasing revenues and cash flow of the Company because we receive a percentage of the sales we assist in. The percentage is usually 25%-50%. For example, we will attempt to secure listing agreements with local builders that maintain high unit sales volume so we can get a co-broker percentage. In this way, we can participate in the revenues generated by sales from that builder without directly obtaining retail listings.

     Overall, we have funded our cash needs from inception through September 30, 2003 with a series of equity transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the homes that we sell, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative
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

plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with a brokerage firm that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

     We had cash on hand of only $448 and a working capital deficit of $3,077 as of September 30, 2003. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. In that regard, we had a cash balance of approximately $448 as of December 16, 2003. We will rely on the existence of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2003 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $12,500 to sustain operations through year 2003 and approximately $35,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $25,000 in connection with this offering have already been paid.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects that are less in value or that may be projected to be less profitable
- Seek smaller home listings, which are less capital intensive, in lieu of larger contract listings, or
- Seek listings that are outside our immediate area to bring some revenue in to our Company.

     Demand for the products and services will be dependent on, among other things, market acceptance of our services, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of residential homes, our business operations may be adversely affected by our competitors and prolonged recession periods.
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

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a small real estate brokerage business in the Charlotte, North Carolina area. We plan to strengthen our position in these markets. We plan to expand our operations through aggressively marketing our services.

INFORMATION  ON  PREVIOUSLY  OWNED  COMPANIES  OF  MR.  DUANE  BENNETT

Mr. Bennett's experience in the real estate industry over the last ten years has consisted of his involvement in two companies - our company and Goodex, Inc. The following information, disclosures, and tables have been presented to provide information regarding Mr. Bennett's experience during these projects. This information is also discussed throughout this prospectus under 'Risk Factors' and 'Management.'

From 1991 to 1996, Mr. Bennett was the sole owner, president, and chief executive officer of Goodex, Inc., a private company that was involved in the business of buying, selling, and renovating homes in the Springfield, Massachusetts area. Goodex, Inc. had revenues, expenses and profits/losses of:

              Revenues     Expenses     Profits/(Losses)
1991          $ 14,864     $ 16,424     $        (1,560)
1992            68,401       73,792              (5,391)
1993            84,632      106,158             (21,526)
1994            79,434       72,483               6,951
1995           106,518       95,677              10,841
1996             4,203          853               3,350


The major challenges that our president faced regarding our Company and Goodex, Inc. was:
-    A  shortage  of  capital  which  was  never  more  than  $15,000;
- Producing relationships with residential homeowners that would have potentially brought single-family homes or town homes to list properties with Mr. Bennett's companies;
- Lack of adequate funding for advertising expenses that would have promoted the company's services.

An adverse business condition, which Mr. Bennett faced regarding ABC Realty Co., was the inability to compete with larger, well-funded real estate offices opening satellite offices in the Charlotte, North Carolina area. In addition, ABC Realty Co. did not have employees to assist in locating buyers and sellers, whereas the larger real estate offices had substantial numbers of employees for these purposes.

A major challenge that our president faced regarding Goodex, Inc. was locating owner-occupied Homes in the Springfield, Massachusetts's area to purchase, remodel and resell. In addition, Goodex,
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

Inc. had a shortage of capital that was never more than $35,000, which restricted the amount of purchases needed to attain profitability.

An adverse business condition that our president faced regarding Goodex, Inc. was an unstable real estate market in the Springfield, Massachusetts area due to demographic shifts in population such as rapid growth in the area of low-income multi-unit housing. For example, our president had negotiated for the purchase of two single-family housing units; negotiations that failed due to local financial institutions denying loan approvals due to the future uncertainty of housing prices in the area.

Additional difficulties faced by our president generally with his businesses, ABC Realty Co. (while acting in a real estate brokerage capacity) and Goodex, Inc. were:
- Difficulty in locating property that could close within a one to two month time frame;
- Locating property that is suitable for remodeling and re-selling profitably,
-    Obtaining  adequate  financing  for  projects,
-    Difficulty  in  obtaining  clean  title,
-    Soil  and  environmental  issues  relating  to  the  property.

Goodex, Inc. was dissolved prior to year 2000 and does not conduct business any longer. As a result, our president is no longer associated it. The company was in good standing with its creditors when it ceased operations.

Our president has not had prior experience in public or non-public fundraising in with respect to ABC Realty, Inc or Goodex, Inc.

ITEM 18.     DESCRIPTION OF PROPERTY

     We do not own any property nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of offices in our president's residence in Charlotte, North Carolina. We occupy 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent to our president for use of this space. In addition we have no written agreement or formal arrangement with our president pertaining to the use of this space. No other businesses operate from this office. We have no current plans to occupy other or additional office space.

     We have no policy with respect to investments in real estate or interests in real and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.


ITEM 19.     INFORMATION  CONCERNING  XENICENT
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

     Xenicent was incorporated in North Carolina on July 26, 1996 as the Great Land Development Co. It changed its name to Xenicent, Inc. on November 8, 2000. Xenicent, Inc.'s capital structure consists of 50,000,000 authorized common shares of which 10,562,000 are issued and outstanding as of October 1, 2003. Xenicent also has 5,000,000 preferred shares authorized of which none are issued and outstanding as of October 1, 2003. Since its incorporation as Great Land Development Co., Xenicent has engaged in the business of real estate consulting and purchasing and reselling vacant tracts of land, primarily in the North Carolina area. Since its incorporation in 1996, Xenicent has never been the subject of any bankruptcy or receivership proceeding. On June 30, 2002, Xenicent acquired a majority interest in Giantek Technologies Corporation ("Giantek"), a Taiwanese corporation that manufactures and distributes Light Emitting Diode
(LED) display systems. Currently, Giantek is Xenicent's sole source of business and revenue.

     Xenicent signed a definitive Share Exchange Agreement, dated June 30, 2002, pursuant to which it acquired a sixty percent (60%) interest in Giantek in exchange for 600,000 shares of the Xenicent's common stock. In addition, Xenicent issued 60,000 shares to a consultant in connection with the acquisition.

     Giantek is a supplier of electronic display boards, computer-programmable display systems, and large video displays for sport, business, and transportation applications. Its focus is on supporting customers with superior products and services that provide dynamic, reliable, and often unique, visual communication solutions. Its products include a complete line of large display products, from small indoor and outdoor scoreboards and displays, to large, multi-million dollar, video display systems. It is recognized worldwide as a technical leader with the capabilities to design, manufacture, install and service complete integrated systems that display real-time data, graphics, animation and video. Giantek maintains a website profiling its background and products at www.giantek-led.com.

     Services provided by Giantek include project management, on-site installation support, on-site event support, display content creation, product maintenance, marketing assistance and large screen video display rentals.

     Customers of Giantek include several international stock exchanges, the Taiwan Mass Transit Authority, Fortune 500 manufacturers and the Saudi Arabian royal family.

     Giantek's net sales and losses historically have fluctuated due to the impact of large product orders such as display systems for governmental facilities and large commercial projects.

     Revenues, net losses and shareholders' equity for Xenicent for its fiscal year ended December 31st, audited and prepared in accordance with U.S. Generally Accepted Accounting Principles are as follows:

     December 31,                 2002                        2001
                               ----------                  ----------
40

     Revenues                  $  639,890                  $   19,699

     Net Loss                  $ (538,700)                 $  (59,664)

     Shareholders' Equity      $  115,514                  $    8,919

     Unaudited revenues, net losses and shareholders' equity for Xenicent for the nine months ended September 30, 2003 and 2002 are as follows:

     September 30,                2003                        2002
                               ----------                  ----------

     Revenues                  $1,460,817                  $  237,296

     Net Loss                  $  (39,015)                 $ (234,447)

     Shareholders' Equity      $  199,243                  $  505,935

     Inasmuch as Xenicent is a reporting company under the Securities Exchange Act of 1934, reports and other information filed by it are available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 20.     FEDERAL  INCOME  TAX CONSEQUENCES OF THE XENICENT     DISTRIBUTION

     The following discussion is a general summary of current Federal Income tax consequences of the Xenicent distribution as presently interpreted by the Law Offices of Harold H. Martin, P.A., counsel to the Company. It is important to note that a shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the Xenicent distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

     The Internal Revenue Service will not give an advance ruling as to the valuation of our common stock to be distributed as a dividend by Xenicent to its shareholders. The IRS is not bound by any
41
determination made by Xenicent as to the fair market value of the property distributed to the Xenicent shareholders.

     The distribution of our common stock to Xenicent shareholders as a dividend may be a taxable event. Section 301 of the Internal Revenue Code of 1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1996, or out of earnings and profits for the year of the distribution. Management believes that Xenicent does not have accumulated earnings and profits since 1996. There are also no earnings and profits for the year of distribution measured through September 30, 2003. Accordingly, the distribution will be taxable as an ordinary dividend only to the extent that there are earnings and profits for remainder of the fiscal year 2003 of distribution.

     If Xenicent has no earnings and profits for fiscal year 2003, then the distribution will not be treated as a dividend of Xenicent of the fair market value of the property distributed. If Xenicent has earnings and profits for the fiscal year 2003, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2003. If Xenicent has earnings and profits through fiscal year 2003 that exceed the fair market value of the property distributed, then the entire distribution will be considered a taxable dividend to the shareholders.

     Corporate holders of Xenicent shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in Xenicent. The holding period for the Xenicent shareholders for our common stock received in the Xenicent distribution will commence on the date of the Xenicent distribution.

     Computation of Fair Market Value. For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close to as possible) of the distribution. Since there is no trading market for our common stock, fair market value will be calculated at the appropriate time using other valuation techniques. We are going to use the net book value of our common stock on the date of distribution, since there is currently no trading market for our common shares. As of September 30, 2003, the taxable dividend value of each of the common shares to be distributed to Xenicent shareholders would be $0. This is arrived at by dividing our negative shareholders equity on September 30, 2003, $662,577, by the number of our common shares outstanding on September 30, 2003:
13,815,000.

The  recipients  of  the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of Xenicent common stock will receive the shares without any direct payment
42
for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for Xenicent for its fiscal year 2003. Xenicent's fiscal year 2003 is the year ended December 31, 2003, the period for which the most recent financial data about Xenicent will be available.

ITEM 21.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February of 2000, we entered into a written agreement with Xenicent, Inc., a company which our President, Mr. Duane Bennett, owns 79%. During 2000 we received a total of approximately $102,266 from Xenicent, Inc. for managerial and consulting services. ABC Realty did not provide any management and consulting services to Xenicent, Inc. prior to 2000 and is not currently providing such services. We do not currently have an agreement with Xenicent, Inc. to provide any future services to them. Although this transaction was not negotiated at arms length, we believe that this translation was as fair as if it had been negotiated with a third party.

     On May 21, 2002, we increased our authorized common shares to 50,000,000, changed the par value to $.001 per share and forward split our common stock
120,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 12,000,000 of our common shares. In addition, we authorized 5,000,000 shares of preferred stock to be issued.

     Also on May 21, 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $33,475 for:

-    Assistance  with  the preparation of our Form SB-2 registration statement;
-    State Blue-Sky compliance;
-    Selection of an independent stock transfer agent; and
-    Edgar  services.

     The shares issued were valued at the estimated value for the services received which was $105,000, or $.25 per share.

     On or about July 1, 2002, we entered into a transaction with Xenicent, Inc., a company that is majority owned by our President, to provide us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. The computerized real estate system is a program designed by Mr. Bennett over approximately 5 years which incorporates Microsoft Excel spreadsheets and a tracking program to keep current and historical property data to assist our clients in purchasing new and existing homes or even undeveloped land. This agreement was not evidenced by a written contract but rather was and oral agreement made by Duane Bennett. Pursuant to this agreement we issued 1,000,000 shares of our common stock to Xenicent, Inc. as consideration. The shares were valued at the
43
estimated value of the common stock which was $300,000, or $.30 per share. This transaction was deemed a stock dividend to Mr. Bennett.

     On or about July 1, 2002, we sold 115,000 shares of stock to two accredited investors, one of whom is a director of our company, for $35,000 pursuant to a Regulation D private offering.

ITEM 22.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.


Market  Information.
     Our common stock is not traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements  to  Register.
     Not  applicable.

Holders.
     As of January 13, 2004, there were 5 holders of record of our common stock.


Shares  Eligible  For  Future  Sale.

     Upon effectiveness of this registration statement, the 815,000 and 229,598 shares, respectively, of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four
44
calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, 120,000 shares of our common stock are currently available for sale. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 815,000 and 229,598 shares, respectively, of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities
45

Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.
46

ITEM 23.     EXECUTIVE COMPENSATION



                           Summary Compensation Table
                           --------------------------

                    Annual Compensation             Long Term Compensation
                 --------------------------   ------------------------------------
Name and                       Other Annual   Restricted  Securities LTIP    Other
Principal  Year  Salary  Bonus Compensation   Stock Award Underlying Payouts
Position           ($)    ($)       ($)       (s) ($)     Options(#)  ($)     ($)
---------- ----  ------  ----- ------------   ----------- ---------- ------- -----
Duane
Bennett,
President  2003  0       0     0              0           0          0       0
---------  ----  --------------------------   ------------------------------------
Duane
Bennett,
President  2002  0       0     0              0           0          0       0
---------  ----  --------------------------   ------------------------------------
Duane
Bennett,
President  2001  0       0     0              0           0          0       0
---------  ----  --------------------------   ------------------------------------



We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us.
47

ITEM 24.     FINANCIAL STATEMENTS



                          ABC REALTY, INC.
                           BALANCE SHEET
                        AT SEPTEMBER 30,2003
=====================================================================


                           ASSETS
                           ------

CURRENT ASSETS
--------------
  Cash                                                         $  448
                                                            ---------
     TOTAL ASSETS                                              $  448
                                                            =========

            LIABILITIES AND STOCKHOLDERS' DEFICIT
            -------------------------------------

CURRENT LIABILITIES
-------------------
  Loan from Shareholder                                         3,525
                                                            ---------

STOCKHOLDERS' DEFICIT
---------------------
  Common stock ($0.001 par value,
  50,000,000 shares authorized:
  13,815,000 issued and outstanding)                          $13,815
  Additional paid-in-capital                                  645,685
  Accumulated deficit                                        (662,577)
                                                            ---------
     TOTAL STOCKHOLDERS' DEFICIT                               (3,077)
                                                            ---------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT               $  448
                                                            =========






    The accompanying notes are an integral part of these financial statements
48



                         ABC REALTY, INC.
                     STATEMENTS OF OPERATIONS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
===================================================================
                                         2003               2002
                                      ----------         ----------
REVENUES AND COST OF SALES:
---------------------------
  Commissions                         $    2,343         $        -

SELLING, GENERAL AND ADMINISTRATIVE:  $   42,512         $  250,480
-----------------------------------

    OPERATING INCOME (LOSS)              (40,169)          (250,480)
                                      ----------         ----------
    INCOME TAXES                               -                  -
                                      ----------         ----------
    NET INCOME (LOSS)                 $  (40,169)        $ (250,480)
                                      ==========         ==========
    NET INCOME (LOSS) PER SHARE               **         $    (0.02)
                                      ==========         ==========
    WEIGHTED AVERAGE SHARES           13,815,000         12,154,000
                                      ==========         ==========

** Less than $.01


    The accompanying notes are an integral part of these financial statements


                             ABC REALTY, INC.
                         STATEMENTS OF CASH FLOWS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
=============================================================================


                                                   2003               2002
                                                ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
  Net income (loss)                             $  (40,169)        $ (250,480)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Common stock issued for services                  0            175,000
       Imputed expenses for related party
         contributions                              37,500             37,500
      (Increase) decrease in operating assets            -                  -
                 Accounts receivable                 2,500                  -
                 Prepaid expenses                      600                  -
                 Other assets                            -                200
       Increase (decrease) in operating liabilities:
                 Accounts payable                        -              4,100
                                                ----------         ----------
                 NET CASH USED IN OPERATING
                   ACCTIVITIES                         431            (33,680)

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
       Proceeds from sales of common stock               -             35,000
                                                ----------         ----------
                 NET CASH PROVIDED BY
                   FINANCING ACTIVITIES                  -             35,000
                                                ----------         ----------
                 NET INCREASE (DECREASE) IN
                   CASH AND CASH EQUIVALENTS           431              1,320
                                                ----------         ----------
CASH AND CASH EQUIVALENTS:
--------------------------
                 Beginning of year                      17                  -
                                                ----------         ----------
                 End of period                  $      448         $    1,320
                                                ==========         ==========





    The accompanying notes are an integral part of these financial statements

                                ABC REALTY, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

NOTE 1 - BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at September 30, 2003, the results of operations for the nine month periods ended September 30, 2003 and 2002, and cash flows for the nine months ended September 30, 2003 and 2002. The results for the period ended September 30, 2003, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2003.

NOTE 2 - CONTRIBUTED CAPITAL

     The periods ended September 30, 2003 and 2002 include an imputed $37,500 for services contributed by our President and controlling shareholder that were free of charge. The amounts are included in total expenses and additional paid-in-capital in the accompanying financial statements. The Company has no obligation to repay these amounts.
51

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
ABC Realty Co.
7507  Folger  Road
Charlotte,  North  Carolina  28226

We have audited the accompanying balance sheet of ABC Realty Co. as of December 31, 2002 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Realty Co. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Perrella & Associates, P.A.
-------------------------------
Pompano Beach, Florida
March 26, 2003
52



                           ABC REALTY CO.
                           BALANCE SHEET
                        AT DECEMBER 31, 2002
======================================================================

                        ASSETS
                        ------

CURRENT ASSETS
--------------
  Cash                                                       $      17
  Accounts receivable                                            2,500
  Prepaid expenses                                                 600
                                                             ---------
          TOTAL CURRENT ASSETS                                   3,117

OTHER ASSETS
------------
  Intangible assets, net                                             -
                                                             ---------
          TOTAL OTHER ASSETS                                         -
                                                             ---------
          TOTAL ASSETS                                       $   3,117
                                                             =========
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------

CURRENT LIABILITIES                                                  -
-------------------
  Loan from Shareholder                                          3,525
                                                             ---------
          TOTAL CURRENT LIABILITIES                              3,525

STOCKHOLDERS' DEFICIT
---------------------
  Common stock ($0.001 par value, 50,000,000
    shares authorized: 13,815,000 issued
    and outstanding)                                         $  13,815
  Additional paid-in-capital                                   608,185
  Accumulated deficit                                         (622,408)
                                                             ---------
          TOTAL STOCKHOLDERS' DEFICIT                             (408)
                                                             ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT        $   3,117
                                                             =========





    The accompanying notes are an integral part of these financial statements
53



                           ABC REALTY CO.
                      STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
=====================================================================


                                           2002               2001
                                        ----------         ----------

REVENUES:
---------
  Commissions                           $    2,500         $    4,020

SELLING, GENERAL AND ADMINISTRATIVE:       263,108            106,462
------------------------------------    ----------         ----------
        NET INCOME (LOSS)               $ (260,608)        $ (102,442)
                                        ==========         ==========
        NET INCOEM (LOSS) PER SHARE     $    (0.02)        $    (0.01)
                                        ==========         ==========
        WEIGHTED AVERAGE SHARES         12,907,500         12,000,000
                                        ==========         ==========




    The accompanying notes are an integral part of these financial statements


                               ABC REALTY CO.
                      STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
===============================================================================



                                     Common   Common     Additional
                                     Shares   Stock      Paid-in       Retained
                                     (000's)  $0.001Par  Capital       Earnings
                                     -------  ---------  ----------    --------
Balances, January 1, 2001             12,000  $  12,000  $        -    $ 40,642

Issuances of common stock                  -          -           -           -

Imputed expenses from related
party contributions                        -          -      50,000           -

Net income for year                        -          -           -    (102,442)
                                     -------  ---------  ----------   ---------
Balances, December 31, 2001           12,000     12,000      50,000     (61,800)

Issuances of common stock                815        815     209,185           -

Imputed expenses from related
party contributions                        -          -      50,000           -

Stock dividend to controlling
Stockholder                            1,000      1,000     299,000    (300,000)

Net loss for year                          -          -           -    (290,608)
                                     -------  ---------  ----------   ---------
Balances, December 31, 2002           13,815  $  13,815  $  608,185   $(622,408)
                                     =======  =========  ==========   =========





    The accompanying notes are an integral part of these financial statements





                            ABC REALTY CO.
                       STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
=======================================================================



                                                  2002          2001
                                               ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
  Net income (loss)                            $ (260,608)   $ (102,442)
  Adjustments to reconcile net loss to net
    Cash used in operating activities:
       Amortization                                   200           200
       Stock issued in connection with
       stock split                                      -        11,900
       Stock issued for services                  175,000             -
       Imputed expenses for related party
       contributions                               50,000        50,000
      (Increase) decrease in operating assets                         -
                 Accounts receivable               (2,500)            -
                 Prepaid expenses                    (600)            -
       Increase (decrease) in operating liabilities:
                 Notes Payable from shareholder     3,525             -
                 Income taxes payable                   -        (4,360)
                                               ----------    ----------
                 NET CASH USED IN OPERATING
                   ACTIVITIES                     (34,983)      (44,702)
                                               ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
       Proceeds from sales of common stock         35,000             -
                                               ----------    ----------

                 NET CASH PROVIDED BY
                   FINANCING ACTIVITIES            35,000             -
                                               ----------    ----------

                 NET INCREASE (DECREASE) IN
                   CASH AND CASH EQUIVALENTS           17       (44,702)
                                               ----------    ----------
CASH AND CASH EQUIVALENTS:
--------------------------
                 Beginning of year                      -        44,702
                                               ----------    ----------
                 End of period                 $       17    $        -
                                               ==========    ==========




The accompanying notes are an integral part of these financial statements



                                ABC REALTY, CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
=======================================================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

Business Activity - ABC Realty Co. (the Company) was organized under the laws of
-----------------
the State of North Carolina on December 2, 1996. The Company is a licensed real estate brokerage office.

The Company provides its services to residential homebuyers in the Charlotte, North Carolina area. The Company's contracts are generally for a six-month period of time.

Cash  and  Cash  Equivalents  - For purposes of the Statement of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-  Revenue  is  recognized when properties are sold provided
--------------------
collection of the related receivable is reasonably likely. However, in each case the Company would receive payment for its services from proceeds at a real estate sales closing. Co-brokerage fees are also fee paid at closing to other brokers for their involvement in the sale of a property. These fees range from 25% to 50%.

Earnings  per  Share  - Statement of Financial Accounting Standard (SFAS) No.128
--------------------
requires dual presentation of basic and diluted EPS with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise, or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the years presented in the computation of diluted earnings per share. Subsequent to year-end, the Company forward split its common stock 8,000,000 for one. All share and per share amounts are presented on a retroactive basis.

Advertising  Costs  -  Advertising  costs  are  expensed  as  incurred.
------------------
57

                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
=======================================================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
-------------------------------------------------------------------

Income  Taxes  -  Income  taxes  are  provided  in  accordance with Statement of
-------------
Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Offering  Costs  -  Expenses  associates  with the preparation and filing of the
---------------
Company's registration statement with the Securities and Exchange Commission were expensed as incurred during the year. The related services were substantially performed during the year ended December 31, 2002. The Company incurred $33,475 in offering expenses during the year ended December 31, 2002.

NOTE  B  -  GOING  CONCERN
--------------------------

As shown in the accompanying financial statements, the Company has incurred losses from operations and has limited cash that raises substantial doubt as to whether the Company can continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan:
(1) seek capital raising partners to assist the Company in its short-term and long-term capital needs. This may include equity debt financing and a follow-on stock offering, and (2) seek strategic joint venture relationships to assist in increasing revenues and cash flow for the Company.

NOTE  C  -  STOCKHOLDERS'  EQUITY
---------------------------------

On May 21, 2002, the Company amended its Articles of Incorporation to increase its authorized shares of common stock to fifty million, amended its charter to include 5,000,000 preferred shares with no par value, and affect a stock split to adjust management's shares to approximately 12,000,000. All share amounts in these financial statements retroactively reflect this stock split.

During the year ended December 31, 2002, the Company filed with the Securities and Exchange Commission an SB-2 registration with the intention of an initial public offering. If this registration statement is declared effective, 1,815,000 of common stock, held by four shareholders, will be available to sell at negotiated prices.
58

                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
=======================================================================

NOTE  C  -  STOCKHOLDERS' EQUITY (CONT.)
-------------------------------------

If the Company's common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase the common stock in the open market.

During the year ended December 31, 2002, the Company sold, in private placement, a total of 115,000 shares of stock to two accredited investors, one of whom is a director of the Company.

NOTE  D  -  SUPPLEMENTAL  CASH  FLOW  INFORMATION
-------------------------------------------------

Supplemental disclosures of cash flow information for years ended December 31, 2002 and 2001 is summarized as follows:

Cash  paid  during  the  years  for:

                              2002             2001
                           ----------       ----------
Income Taxes               $      -0-       $    4,360
                           ==========       ==========
Interest                   $      -0-       $      -0-
                           ==========       ==========


NOTE  E  -  INCOME TAXES
---------------------

Due to an operating loss of $240,608 there is no provision for current federal or state income taxes for the year ended December 31, 2002.

NOTE  F  -  RELATED  PARTY  TRANSACTIONS
----------------------------------------

During the year ended December 31, 2001, the Company entered into an agreement with Xenicent, Inc., a Company majority owned by the Company's President, to provide computer programs and related software for the Year 2002. Pursuant to this agreement the Company issued 1,000,000 shares of common stock in lieu of cash payment. The shares were valued at the estimated value received which was $300,000, or $.30 per share. This amount was considered a deemed stock dividend to the controlling shareholder in the accompanying financial statements. 59

                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
=======================================================================

NOTE  F  -  RELATED  PARTY  TRANSACTIONS  (CONT')
-------------------------------------------------

During the year ended December 31, 2002, the majority shareholder of the company advanced funds to meet the Company's current obligations. The balance included in the financial statements is $3,525 and is supported by a promissory note bearing 6% interest.

The Company has imputed $50,000 in expenses for the years ended December 31, 2002 and 2001 for services performed by our president at no charge to our Company, including use of his residence as an office location. These amounts are included under additional paid-in-capital in the accompanying financial statements. The Company has no obligation to repay these amounts.

NOTE  G  -  COMMITMENTS  AND  CONTINGENCIES
-------------------------------------------

During the year ended December 31, 2002, the Company entered into an agreement to lease a property on a month-to-month basis from an unrelated party. The monthly lease obligation is $600 and is expensed as incurred in the financial statements.

On May 21, 2002, the Company entered into an agreement with a financial advisor to assist the Company with its initial public offering. Pursuant to the agreement, services were rendered in exchange for 700,000 shares of stock and $33,475. The value of the shares issued is based on the services provided of $175,000. As a result of this transaction, $208,475 was expensed as consulting fees for the year ended December 31, 2002.

NOTE  H  -  RECENT  ACCOUNTING  PRONOUNCEMENTS
----------------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.
60

                                ABC REALTY, CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
=======================================================================

NOTE  H  -  RECENT  ACCOUNTING  PRONOUNCEMENTS  (CONT.)
-------------------------------------------------------

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework which to measure impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAF No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" effective for exit or disposal activities initiated after December 31, 2002. The standard addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force No. 94-3. SFAS No. 146 essentially requires a liability to be recognized and measured initially at its fair value in the period in which the liability is incurred for a cost associated with an exit or disposal activity. The implementation of the pronouncement does not have material effect on its financial condition and cash flows.
61

ITEM 25. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants audited our financial statements for the years ended December 31, 2001 and 2000. We have never had any changes in or disagreements with our accountants.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
62

PART  II   INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM 26.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 27.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holders will pay no offering expenses.

ITEM                                     EXPENSE
SEC Registration Fee                     $      50
Legal Fees and Expenses                  $  12,000
Accounting Fees and Expenses             $  12,000
Transfer Agent Fees                      $   1,500
Blue Sky Fees                            $   5,000
Miscellaneous*                           $   2,925
==================================================
Total*                                   $  33,475

*  Estimated  Figure
63

ITEM 28.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On May 21, 2002, we increased our authorized common shares to 50,000,000, changed the par value to $.001 per share and forward split our common stock
120,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 12,000,000 of our common shares. In addition, we authorized 5,000,000 shares of preferred stock to be issued.

     On May 21, 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $33,475 for:

-    Assistance  with  the preparation of our Form SB-2 registration statement;
-    State Blue-Sky compliance;
-    Selection of an independent stock transfer agent; and
-    Edgar  services.

     The shares issued were valued at the estimated value for the services received which was $105,000, or $.25 per share.
64

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On or about July 1, 2002, we entered into a transaction with Xenicent, Inc., a company that is majority owned by our President, to provide us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. This agreement was not evidenced by a written contract but rather was and oral agreement made by Duane Bennett. Pursuant to this agreement we issued 1,000,000 shares of our common stock to Xenicent, Inc. as consideration. The shares were valued at the estimated value of the common stock which was $300,000, or $.30 per share. The transaction was treated as a deemed stock dividend to the controlling shareholder.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On or about July 1, 2002, we sold 75,000 shares of stock to Karol Kapinos, one of our directors for $25,000, or $.33 per share.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On or about July 1, 2002, we sold 40,000 shares of stock to an accredited investor as defined by Rule 501, for $10,000, or $.25 per share.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.
65

ITEM 29.     EXHIBITS



Exhibit Number     Exhibit Description
                   -------------------

3.1                Articles  of  incorporation*
---                ----------------------------
3.2                Amendment  to  articles  of  incorporation*
---                -------------------------------------------
3.3                Bylaws*
---                -------
4                  Form  of  stock  certificate*
-                  -----------------------------
5                  Legal  opinion*
-                  ---------------
10.1               Consulting  agreement  between  ABC  Realty Co. and
----
                   Greentree Financial Group, Inc.*
                   ---------------------------------------------------
23.1               Consent  of  auditors
----               ---------------------
23.2               Consent  of  legal  counsel
----               ---------------------------

*    Indicates  previously  filed


ITEM 30.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be
66
     permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, State of North Carolina on January 13, 2004.

                                     ABC  Realty  Co.

                                     /s/  Duane  Bennett
                                     -------------------

                              By:    Duane  Bennett
                              Title: President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                     /s/  Duane  Bennett
                                     -------------------
                              By:    Duane  Bennett
                              Title: President/Chief  Executive  Officer/
                                     Chief  Financial  Officer
                              Date:  January  13,  2004

                                     /s/  Karol  Kapinos
                                     -------------------
                              By:    Karol  Kapinos
                              Title: Director
                              Date:  January  13,  2004